TBS International Limited Announces the Acquisition of a Handysize Bulk Carrier Expanding its Fleet to 36 Vessels

HAMILTON, BERMUDA – August 15, 2007 - TBS International Limited (NASDAQ: TBSI) announced today that it has entered into an agreement to acquire the M.V. Atlantis Charm, to be renamed the M.V. Savannah Belle, a 1982 built, 22,558 dwt handysize bulk carrier. TBS agreed to acquire the vessel charter free for $10.7 million with expected delivery between October and December 2007.

Following this acquisition as well as the previously announced acquisitions of two other vessels, TBS' fleet will comprise 36 vessels in total, with an aggregate of 1,079,077 dwt, including 20 multipurpose tweendeckers and a combination of 16 handysize and handymax bulk carriers.

Joseph E. Royce, Chairman, Chief Executive Officer and President, stated: “We continue with our fleet expansion and renewal program in response to the growth of our business. In this context, we are pleased to announce the acquisition of the M.V. Savannah Belle, which will expand our bulk carrier fleet to 16 handysize and handymax bulk carriers and our overall fleet to 36 vessels.

Between now and the end of the year, at a time of strong customer demand and high freight rates, based on the acquisitions we have already announced, we expect to add three bulk carriers to our fleet, with an aggregate of 89,054 deadweight tons: the M.V. Yakima Princess, a handymax vessel, the M.V. Arapaho Belle and the M.V. Savannah Belle, two handysize vessels.

These developments are expected to enhance our ability to accommodate the needs of our expanding customer base and the increasing volume of cargoes we transport, while taking advantage of the strong shipping markets.

I would like to remind you that we also have on order with Chinese shipyards six 34,000 dwt multipurpose vessels, with retractable tweendecks, specifically designed by TBS to serve our needs. Two of these vessels are scheduled for delivery in 2009 and the remaining four in 2010. This is the first phase of our vessel newbuilding program and ensures the renewal and expansion of our fleet for the long term. In the meantime, given the growth of our business, we will continue looking for suitable acquisitions of additional vessels in the second-hand market.”

About TBS International Limited

TBS is an ocean transportation services company that offers worldwide shipping solutions through liner, parcel and bulk services, and vessel chartering. TBS has developed its business around key trade routes between Latin America and China, Japan and South Korea, as well as select ports in North America, Africa, the Caribbean and the Mediterranean. TBS provides frequent regularly scheduled voyages in its network, as well as cargo scheduling, loading and discharge for its customers.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are hereby cautioned that these statements may be affected by certain factors, among others, set forth below and in TBS's filings with the Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated by forward-looking statements is the ability of the buyer and seller of the vessel to satisfy customary conditions to our obligation to purchase the vessel. Other factors that could affect TBS's operations and results are discussed in TBS's filings with the Securities and Exchange Commission. TBS undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

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For more information, please contact:
     Company Contact:
     Ferdinand V. Lepere
     Executive Vice President and Chief Financial Officer
     TBS International Limited
     Tel. 914-961-1000
     InvestorRequest@tbsship.com

     Investor Relations / Media:
     Nicolas Bornozis
     Capital Link, Inc. New York
     Tel. 212-661-7566
     E-mail: nbornozis@capitallink.com